Exhibit 10.7

CHANDLER TRUST NO. 1
CHANDLER TRUST NO. 2

Tribune Company
Fortification Holdings Corporation
Wick Holdings Corporation
Eagle New Media Investments, LLC
Eagle Publishing Investments, LLC
435 North Michigan Avenue
Chicago, Illinois  60611

Date:  September 21, 2006

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Limited Liability Company Agreement of TMCT II, LLC (the “Company”), of even date herewith, by and among Tribune Company, a Delaware corporation (“Tribune”), Fortification Holdings Corporation, a Delaware corporation (“Sub 1”), Wick Holdings Corporation, a Delaware corporation (“Sub 2”), Eagle New Media Investments, LLC, a Delaware limited liability company (“Eagle 1”), Eagle Publishing Investments, LLC, a Delaware limited liability company (“Eagle 2” and collectively with Tribune, Sub 1, Sub 2 and Eagle 1, the “Tribune Members”), Chandler Trust No. 1 (“Trust 1”) and Chandler Trust No. 2 (“Trust 2” and collectively with Trust 1, the “Trust Members”), as Members of the Company (the “Operating Agreement”).  Unless otherwise defined, capitalized terms herein shall have the meaning ascribed to them in the Operating Agreement.

Each of the Tribune Members and Trust Members hereby agree as follows:

1.             Put/Call Rights.

1.1           Put Right.  Trust 2 hereby grants to the Tribune Members the unconditional and irrevocable right (such right being hereinafter called the “Put”) to sell to Trust 2, and to require Trust 2 to purchase from the Tribune Members, all the Interests held by the Tribune Members for the Fair Market Value (as defined below) of such Interests (the “Put Purchase Price”).  The Put shall be exercisable by the Tribune Members in their sole discretion by giving written notice (the “Put Notice”) to Trust 2 at any time during the period beginning on September 21, 2007 and ending on October 21, 2007 (the “Put Period”).

1.2           Call Right.  The Tribune Members hereby grant to Trust 2 the unconditional and irrevocable right (such right being hereinafter called the “Call”) to purchase from the Tribune Members, and to require the Tribune Members to sell to Trust 2, all the Interests held by the Tribune Members for the Fair Market Value of such Interests (the “Call Purchase Price”).  The Call shall be exercisable by Trust 2 in its sole discretion by giving written notice (the “Call Notice”) to the Tribune Members at any time during the period beginning on October 22, 2007 and ending on November 22, 2007.

1.3           Fair Market Value.  For the purposes of this letter agreement, “Fair Market Value” shall mean the fair market value of the Interests to be sold pursuant to this letter agreement, as determined as of the date of the Put Notice or the Call Notice, as applicable, and as agreed by the Tribune Members, on the one hand, and the Trust Members, on the other hand.  Such Fair Market Value shall be determined by the parties by multiplying the aggregate net asset value of the underlying assets of the Company as of such date of the Put Notice or the Call Notice, as applicable, by the percentage represented by the Interests to be sold.  In the event that the Tribune Members and the Trust Members shall fail to agree on the Fair Market Value of the Interests within ten business days after the date on which the Put Notice or the Call Notice, as applicable, is delivered, then such dispute shall be submitted for resolution to Valuation Research Corporation or any other independent investment banking firm of recognized standing mutually acceptable to the Trust Members and the Tribune Members (the “Appraiser”).  The Tribune Members and the Trust Members shall each furnish the Appraiser with their respective determination of the Fair Market Value of the Interests as of the date of the Put Notice or the Call Notice, as applicable.  The Appraiser shall notify the parties of its selection of one of the two original determinations of the Fair Market Value of the Interests as of the date of the Put Notice or the Call Notice, as applicable, based on its determination that it more closely reflects the actual Fair Market Value than the other original determination.  The Appraiser’s determination as to such Fair Market Value shall be final and binding on all parties hereto.  The Tribune Members, on the one hand, and the Trust Members, on the other, shall bear the costs and expenses of the Appraiser equally.

1.4           Closing.  The closing of the sale of Interests pursuant to this letter agreement (the “Closing”) shall occur on the later of (a) 15 business days after the date on which the Put Notice or Call Notice, as applicable, is delivered and (b) two business days after the date of the final determination of Fair Market Value as provided in Section 1.3 above.  At the Closing, (i) the Tribune Members shall deliver to Trust 2 a written assignment, in a form satisfactory to Trust 2 (the “Assignment”), evidencing the assignment of the Interests free and clear of all encumbrances, and (ii) Trust 2 shall pay to the Tribune Members the Put Purchase Price or Call Purchase Price, as applicable, in any combination of (A) cash by wire transfer of immediately available funds to an account or accounts designated by the Tribune Members and/or (B) certificates representing shares of Tribune common stock (valued at the average of the closing prices for Tribune’s common stock on the New York Stock Exchange for the last thirty trading days immediately preceding the Closing), and shall execute and deliver the Assignment.  The parties shall cooperate with each other in doing all things reasonably necessary to effect the Closing on the terms of this letter agreement.

1.5           Assignability of Put/Call Rights.  Notwithstanding anything herein to the contrary, Trust 2 may, in its sole discretion, assign all or any portion of its rights and obligations hereunder to Trust 1 without the prior consent of the Tribune Members.

2.             Tag Along Right.  If the Trust Members shall, after complying with Section 5.4 of the Operating Agreement, decide to sell (a “Third Party Sale”) all or a portion of their Interests to any third party offeror who is not an affiliate of the Trust Members (“Third Party Offeror”), the Trust Members shall promptly notify (the “Tag Notice”) the Tribune Members in writing of the existence of, and the terms and conditions of, such Third Party Sale.  The Tribune Members shall have fifteen (15) days from the receipt of the Tag Notice (the “Demand Period”) to deliver a notice to the Trust Members requesting to participate in such Third Party Sale.  If the Tribune Members elect to participate in such Third Party Sale, each of the Trust Members and the Tribune Members shall be entitled to sell in such Third Party Sale, at the same price and upon the same terms and conditions, its pro rata portion of the Interests being sold pursuant to the Third Party Sale.  The Trust Members shall use their reasonable efforts to obtain the agreement of the Third Party Offeror to the participation of the Tribune Members, and shall not, in any event, transfer any Interests to the Third Party Offeror if such Third Party Offeror

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declines to allow the participation of the Tribune Members on the terms specified herein.  If the Demand Period shall expire and the Tribune Members shall not have indicated an interest in participating in the Third Party Sale, the Trust Members may complete the Third Party Sale, within ninety (90) days of the expiration of the Demand Period, upon the terms and subject to the conditions set forth in the Tag Notice.  Each Member selling its Interests pursuant to this Section 2 shall pay its pro rata share of the expenses incurred by the selling Members in connection with such transfer and shall be obligated to join on a pro rata basis in the indemnification or other obligations that that selling Members agree to provide in connection with such transfer (other than any such obligations that relate specifically to a particular Member, such as indemnification with respect to representations and warranties given by a Member regarding such Member’s title to and ownership of the Interests).  The rights of the Tribune Members granted under this Section 2 shall expire at the end of the Put Period.

3.             Miscellaneous.  This letter agreement may be executed by facsimile in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.  This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflicts or choice of law principles.  Any notice or communication hereunder must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the addressee, if sent by United States mail or by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth in Section 15.2 of the Operating Agreement.  The rights and obligations expressed herein may be transferred by a party hereto solely in connection with a Permitted Disposition of any Interests in compliance with the Operating Agreement.  Except as expressly set forth herein, the Operating Agreement shall remain in full force and effect and this letter agreement shall not be deemed to be an amendment to any other terms or conditions thereof.  The parties acknowledge and agree that any breach of the terms of this letter agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and, accordingly, the parties agree that, in addition to any other remedies, each will be entitled to enforce the terms of this letter agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting a bond.  This letter agreement may be amended, modified, superseded, cancelled or extended, and the terms and conditions of this letter agreement may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.

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If the foregoing accurately summarizes our understanding, we request that you approve this letter and evidence such approval by causing the enclosed copy of this letter agreement to be executed and returned to us.

Your truly,

CHANDLER TRUST NO. 1

By:	/s/ Susan Babcock
Susan Babcock, as Trustee of Chandler Trust
No. 1 under Trust Agreement dated June 26, 1935

By:	/s/ Jeffrey Chandler
Jeffrey Chandler, as Trustee of Chandler Trust
No. 1 under Trust Agreement dated June 26, 1935

By:	/s/ Camilla Chandler Frost
Camilla Chandler Frost, as Trustee of Chandler Trust
No. 1 under Trust Agreement dated June 26,
1935

By:	/s/ Roger Goodan
Roger Goodan, as Trustee of Chandler Trust No. 1
under Trust Agreement dated June 26, 1935

By:	/s/ William Stinehart, Jr.
William Stinehart, Jr., as Trustee of Chandler
Trust No. 1 under Trust Agreement dated June 26,
1935

By:	/s/ Judy C. Webb
Judy C. Webb, as Trustee of Chandler Trust No. 1
under Trust Agreement dated June 26, 1935

By:	/s/ Warren B. Williamson
Warren B. Williamson, as Trustee of Chandler
Trust No. 1 under Trust Agreement dated June 26,
1935

CHANDLER TRUST NO. 2

By:	/s/ Susan Babcock
Susan Babcock, as Trustee of Chandler Trust
No. 2 under Trust Agreement dated June 26, 1935

By:	/s/ Jeffrey Chandler
Jeffrey Chandler, as Trustee of Chandler Trust
No. 2 under Trust Agreement dated June 26, 1935

By:	/s/ Camilla Chandler Frost
Camilla Chandler Frost, as Trustee of Chandler
Trust No. 2 under Trust Agreement dated June 26,
1935

By:	/s/ Roger Goodan
Roger Goodan, as Trustee of Chandler Trust No. 2
under Trust Agreement dated June 26, 1935

By:	/s/ William Stinehart, Jr.
William Stinehart, Jr., as Trustee of Chandler Trust
No. 2 under Trust Agreement dated June 26,
1935

By:	/s/ Judy C. Webb
Judy C. Webb, as Trustee of Chandler Trust No. 2
under Trust Agreement dated June 26, 1935

By:	/s/ Warren B. Williamson
Warren B. Williamson, as Trustee of Chandler
Trust No. 2 under Trust Agreement dated June 26,
1935

ACCEPTED AND AGREED TO THIS

21st DAY OF SEPTEMBER 2006

TRIBUNE COMPANY

By:	/s/ Chandler Bigelow
Name: Chandler Bigelow
Title: Vice President

FORTIFICATION HOLDINGS CORPORATION

By:	/s/ Chandler Bigelow
Name: Chandler Bigelow
Title: Vice President

WICK HOLDINGS CORPORATION

By:	/s/ Chandler Bigelow
Name: Chandler Bigelow
Title: Vice President

EAGLE NEW MEDIA INVESTMENTS, LLC

By:	/s/ Chandler Bigelow
Name: Chandler Bigelow
Title: Vice President

EAGLE PUBLISHING INVESTMENTS, LLC

By:	/s/ Chandler Bigelow
Name: Chandler Bigelow
Title: Vice President